Exhibit 99.1 – News Release

Ritchie Bros. reports fourth quarter and 2019 annual results

VANCOUVER, February 27, 2020 – Ritchie Bros. Auctioneers Incorporated (NYSE & TSX: RBA, the “Company”, “Ritchie Bros.”, “we”, “us”, or “our”) reports results for the fourth quarter and full year ended December 31, 2019.

(All figures are presented in U.S. dollars)

Fourth quarter highlights

Net income attributable to stockholders for Q4 2019 increased 45% to $51.6 million, diluted earnings per share (“EPS”) attributable to stockholders increased 47% to $0.47 from $0.32 per share, while diluted adjusted EPS attributable to stockholders (non-GAAP measure) increased 38% to $0.44 from $0.32 per share compared to the same period in 2018.

Consolidated results:

•	Total revenue in Q4 2019 decreased 7% to $332.2 million as compared to Q4 2018
o	Service revenue in Q4 2019 increased 10% to $218.5 million as compared to Q4 2018
o	Inventory sales revenue in Q4 2019 decreased 28% to $113.7 million as compared to Q4 2018

•	Total selling, general and administrative expenses (“SG&A”) was $95.8 million compared to $95.6 million in Q4 2018

•	Operating income in Q4 2019 increased 27% to $71.5 million as compared to Q4 2018

Auctions & Marketplaces (“A&M”) segment results:

•	GTV[1] in Q4 2019 increased 3.5% to $1.4 billion compared to Q4 2018
•	A&M total revenue in Q4 2019 decreased 7% to $298.0 million as compared to Q4 2018
o	Service revenue in Q4 2019 increased 13% to $184.2 million as compared to Q4 2018
o	Inventory sales revenue in Q4 2019 decreased 28% to $113.7 million as compared to Q4 2018

Other Company development:

•	The Company announced on December 16, 2019 that Ann Fandozzi will be joining the Company as its new Chief Executive Officer (“CEO”), and member of the Board of Directors, effective January 6, 2020.

Full year highlights

Net income attributable to stockholders for 2019 increased 23% to $149.0 million compared to $121.5 million in 2018. Diluted earnings per share (“EPS”) attributable to stockholders increased 23% to $1.36 from $1.11 per share, while diluted adjusted EPS attributable to stockholders (non-GAAP measure) increased 23% to $1.33 from $1.08 per share in 2018.

Consolidated results:

•	Total revenue increased 13% to $1.3 billion as compared to 2018

o    Service revenue increased 7% to $804.0 million as compared to 2018

o    Inventory sales revenue increased 22% to $514.6 million as compared to 2018

•	Total SG&A was $382.4 million in 2019 compared to $382.7 million in 2018
•	Operating income increased 21% to $223.2 million as compared to 2018
•	Cash provided by operating activities was $332.8 million for the year ended December 31, 2019
•	Declared quarterly dividends aggregating to $0.76 per common share in 2019

Auctions & Marketplaces segment results:

•	GTV increased 3.6% to $5.1 billion compared to 2018
•	A&M total revenue increased 14% to $1.2 billion as compared to 2018
o	Service revenue increased 8% to $678.8 million as compared to 2018
o	Inventory sales revenue increased 22% to $514.6 million as compared to 2018

1 Gross Transaction Value (“GTV”) represents total proceeds from all items sold at the Company’s live on site auctions and online marketplaces. GTV is not a measure of financial performance, liquidity, or revenue, and is not presented in the Company’s consolidated financial statements.

The Company presents both GAAP and non-GAAP measures to provide investors with additional information. Providing these non-GAAP measures along with GAAP measures allows for increased comparability of our ongoing performance from period to period. Non-GAAP financial measures referred to in this news release are labeled as “non-GAAP measure” or designated as such with an asterisk (*). Please see page 9-11 for explanations of why the Company uses these non-GAAP measures and, if applicable, the reconciliation to the most comparable GAAP financial measures.

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“We are pleased with our strong fourth quarter delivering 47% reported earnings per share growth and 38% adjusted earnings per share growth. Our online marketplaces and US region both led the way with online delivering 16.4% GTV growth and the US posting double digit GTV growth.”

“Through the dedication of our entire team we grew our full year GTV by 4%, with Total Revenue topping $1.3 billion and 23% growth in earnings per share. We generated strong operating cash flow for the year and are pleased with the overall strength of our balance sheet,“ said Ann Fandozzi, CEO of Ritchie Bros.

Fandozzi concluded, “I have been impressed and energized by the strength and the quality of our team. 2020 is poised to be another exciting year for Ritchie Bros. as we look to continue progressing our multichannel strategy and leveraging technology to drive more value for our customers."

Financial Overview

(Unaudited)

	Three months ended December 31,			Year ended December 31,
			% Change			% Change
(in U.S. $000's, except EPS)	2019	2018	2019 over 2018	2019	2018	2019 over 2018
Service revenue:
Commissions	$114,107	$106,621	7%	$431,781	$420,160	3%
Fees	104,362	91,158	14%	372,243	329,355	13%
Total service revenue	218,469	197,779	10%	804,024	749,515	7%
Inventory sales revenue	113,725	158,193	(28)%	514,617	420,511	22%
Total revenue	332,194	355,972	(7)%	1,318,641	1,170,026	13%
Service revenue as a % of total revenue	65.8%	55.6%	1020 bps	61.0%	64.1%	-310 bps
Inventory sales revenue as a % of total revenue	34.2%	44.4%	-1020 bps	39.0%	35.9%	310 bps
Costs of services	42,258	46,315	(9)%	164,977	159,058	4%
Cost of inventory sold	108,136	142,505	(24)%	480,839	374,339	28%
Selling, general and administrative expenses	95,800	95,624	0%	382,389	382,676	(0)%
Operating expenses	260,710	299,645	(13)%	1,095,439	984,837	11%
Cost of inventory sold as a % of operating expenses	41.5%	47.6%	-610 bps	43.9%	38.0%	590 bps
Operating income	71,484	56,327	27%	223,202	185,189	21%
Operating income margin	21.5%	15.8%	570 bps	16.9%	15.8%	110 bps
Net income attributable to stockholders	51,573	35,486	45%	149,039	121,479	23%
Adjusted net income attributable to stockholders*	48,183	35,486	36%	145,649	117,669	24%
Diluted earnings per share attributable to stockholders	$0.47	$0.32	47%	$1.36	$1.11	23%
Diluted adjusted EPS attributable to stockholders*	$0.44	$0.32	38%	$1.33	$1.08	23%
Effective tax rate	19.9%	25.2%	-530 bps	21.8%	20.3%	150 bps

Total GTV	1,383,908	1,337,614	3.5%	5,140,587	4,964,165	3.6%
Service revenue as a % of total GTV- Rate	15.8%	14.8%	100 bps	15.6%	15.1%	50 bps
Inventory sales revenue as a % of total GTV- Mix	8.2%	11.8%	-360 bps	10.0%	8.5%	150 bps

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Segment Overview

(in U.S $000's)	Three months ended December 31, 2019			Year ended December 31, 2019
	A&M	Other	Consolidated	A&M	Other	Consolidated
Service revenue	$184,243	$34,226	$218,469	$678,823	$125,201	$804,024
Inventory sales revenue	113,725	-	113,725	514,617	-	514,617
Total revenue	297,968	34,226	332,194	1,193,440	125,201	1,318,641
Ancillary and logistical service expenses	-	15,736	15,736	-	59,252	59,252
Other costs of services	25,022	1,500	26,522	99,821	5,904	105,725
Cost of inventory sold	108,136	-	108,136	480,839	-	480,839
SG&A expenses	89,230	6,570	95,800	358,016	24,373	382,389
Segment profit	$75,580	$10,420	$86,000	$254,764	$35,672	$290,436
Total GTV	1,383,908	N/A	N/A	5,140,587	N/A	N/A
A&M service revenue as a % of total GTV- Rate	13.3%	N/A	N/A	13.2%	N/A	N/A

(in U.S $000's)	Three months ended December 31, 2018			Year ended December 31, 2018
	A&M	Other	Consolidated	A&M	Other	Consolidated
Service revenue	$162,931	$34,848	$197,779	$626,007	$123,508	$749,515
Inventory sales revenue	158,193	-	158,193	420,511	-	420,511
Total revenue	321,124	34,848	355,972	1,046,518	123,508	1,170,026
Ancillary and logistical service expenses	-	20,334	20,334	-	66,576	66,576
Other costs of services	24,542	1,439	25,981	87,430	5,052	92,482
Cost of inventory sold	142,505	-	142,505	374,339	-	374,339
SG&A expenses	91,046	4,578	95,624	363,549	19,127	382,676
Segment profit	$63,031	$8,497	$71,528	$221,200	$32,753	$253,953
Total GTV	1,327,614	N/A	N/A	4,964,165	N/A	N/A
A&M service revenue as a % of total GTV- Rate	12.3%	N/A	N/A	12.6%	N/A	N/A

Consolidated Quarterly Performance Overview

GTV increased 3.5% to $1.4 billion. The increase in GTV was driven by a 16% increase in online marketplaces and 1% growth in live on site industrial auctions. Online marketplaces growth was driven by strong performance from our Marketplace-E platform, our strategic accounts team, and GovPlanet. Our live industrial GTV improvement was led by our US region posting double-digit growth which was partially offset with softer performance in our International and Canadian regions.

Total revenue decreased 7% to $332.2 million with a decrease in Inventory sales revenue of 28%, partially offset by an increase in Service revenue of 10%.

Service revenue growth of 10% was driven by a 14% increase in fee revenue and a 7% improvement in commissions revenue. The increase in fees revenue was driven by the harmonization of buyer fees, and higher total GTV. The increase in commissions revenue was in line with overall GTV volume growth related to commissions contracts.

Inventory sales revenue decreased 28% primarily due to the non-repeat of significant inventory contracts in International and Canada. Inventory sales revenue as a percent of total GTV decreased to 8.2% in Q4 2019 from 11.8% in Q4 2018.

Costs of services decreased 9% to $42.3 million primarily driven by lower revenue in the RB Logistics business.

Cost of inventory decreased 24% to $108.1 million, in line with the overall decrease in inventory sales volume and reflecting comparative softer rate performance in Canada and International compared to Q4 2018.

Selling, general and administrative (“SG&A”) expenses increased slightly to $95.8 million due to additional headcount to support our growth initiatives and additional investments in the fourth quarter to support marketing efforts focused on generating buyer demand, offset by a $4.1 million share-based payment expense recovery related to the departure of our former CEO.

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Net income attributable to stockholders increased 45% to $51.6 million. The increase was primarily due to higher operating income combined with lower interest expense. Included in operating income is a foreign exchange gain of $4.1 million in Q4 2019 compared to $0.2 million in Q4 2018.  Adjusted net income attributable to stockholders (non-GAAP measure) increased 36%, to $48.2 million in Q4 2019 compared to $35.5 million in Q4 2018.

Primarily for the same reasons noted above, diluted EPS attributable to stockholders increased 47% to $0.47 per share compared to $0.32 per share in Q4 2018. Diluted adjusted EPS attributable to stockholders (non-GAAP measure) increased 38% to $0.44 per share in Q4 2019 compared to $0.32 per share in Q4 2018.

Dividend Information

Quarterly dividend

The Company declared on January 24, 2020, a quarterly cash dividend of $0.20 per common share payable on March 6, 2020 to shareholders of record on February 14, 2020.

Management Announcement

The Company announced today the planned retirement of Todd Wohler, Chief Human Resources Officer (“CHRO”). Mr. Wohler will retire as CHRO, effective March 31, 2020 after five years with the Company. Mr. Wohler had intended to retire earlier but agreed to stay on during the CEO transition. The Company is grateful to him for his significant contributions as CHRO.

Related to the above, the Company is pleased to announce the appointment of Carmen Thiede as Chief Human Resources Officer, effective April 13, 2020. Ms. Thiede brings significant experience to the Company gained during her impressive career in human resources leadership across diverse industries including automotive, financial and technological services at RBC, Ameriprise Financial Services, Regis Corporation and ABRA Auto Body & Glass. Ms. Thiede has a Master’s Degree in Human Resources and Industrial Relations from the University of Minnesota - Carlson School of Management.

Q4 2019 Earnings Conference Call

Ritchie Bros. is hosting a conference call to discuss its financial results for the quarter ended December 31, 2019, at 8:00 am Pacific time / 11:00 am Eastern time / 4:00 pm GMT on February 28, 2020. The replay of the webcast will be available through March 28, 2020.

Conference call and webcast details are available at the following link:

https://investor.ritchiebros.com

About Ritchie Bros.

Established in 1958, Ritchie Bros. (NYSE and TSX: RBA) is a global asset management and disposition company, offering customers end-to-end solutions for buying and selling used heavy equipment, trucks and other assets. Operating in a number of sectors, including construction, transportation, agriculture, energy, oil and gas, mining, and forestry, the company’s selling channels include: Ritchie Bros. Auctioneers, the world’s largest industrial auctioneer offers live auction events with online bidding; IronPlanet, an online marketplace with featured weekly auctions and providing the exclusive IronClad Assurance® equipment condition certification; Marketplace-E, a controlled marketplace offering multiple price and timing options; Mascus, a leading European online equipment listing service; and Ritchie Bros. Private Treaty, offering privately negotiated sales. The company’s suite of multichannel sales solutions also includes RB Asset Solutions, a complete end-to-end asset management and disposition system. Ritchie Bros. also offers sector-specific solutions including GovPlanet, TruckPlanet, and Kruse Energy Auctioneers, plus equipment financing and leasing through Ritchie Bros. Financial Services. For more information about Ritchie Bros., visit RitchieBros.com.

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Forward-looking Statements

This news release contains forward-looking statements and forward-looking information within the meaning of applicable U.S. and Canadian securities legislation (collectively, “forward-looking statements”), including, in particular, statements regarding future financial and operational results, including Q4 performance, growth prospects and payment of dividends. Forward-looking statements are statements that are not historical facts and are generally, although not always, identified by words such as “expect”, “plan”, “anticipate”, “project”, “target”, “potential”, “schedule”, “forecast”, “budget”, “estimate”, “intend” or “believe” and similar expressions or their negative connotations, or statements that events or conditions “will”, “would”, “may”, “could”, “should” or “might” occur. All such forward-looking statements are based on the opinions and estimates of management as of the date such statements are made. Forward-looking statements necessarily involve assumptions, risks and uncertainties, certain of which are beyond the Company’s control, including the numerous factors that influence the supply of and demand for used equipment; economic and other conditions in local, regional and global sectors; the Company’s ability to successfully integrate IronPlanet, and to receive the anticipated benefits of the IronPlanet acquisition; and the risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, which are available on the SEC, SEDAR, and Company websites. The foregoing list is not exhaustive of the factors that may affect the Company’s forward-looking statements. There can be no assurance that forward-looking statements will prove to be accurate, and actual results may differ materially from those expressed in, or implied by, these forward-looking statements. Forward looking statements are made as of the date of this news release and the Company does not undertake any obligation to update the information contained herein unless required by applicable securities legislation. For the reasons set forth above, you should not place undue reliance on forward looking statements.

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GTV and Consolidated Financial Information

GTV and Consolidated Income Statements – Fourth Quarter

(Expressed in thousands of United States dollars, except share and per share amounts)

(Unaudited)

(in U.S. $000's, except EPS)	Three months ended December 31,			Year ended December 31,
			% Change			% Change
	2019	2018	2019 over 2018	2019	2018	2019 over 2018
GTV	$1,383,908	$1,337,614	3%	$5,140,587	$4,964,165	4%
Revenues:
Service revenues	$218,469	$197,779	10%	$804,024	$749,515	7%
Inventory sales revenue	113,725	158,193	(28)%	514,617	420,511	22%
Total revenues	332,194	355,972	(7)%	1,318,641	1,170,026	13%
Operating expenses:
Costs of services	42,258	46,315	(9)%	164,977	159,058	4%
Cost of inventory sold	108,136	142,505	(24)%	480,839	374,339	28%
Selling, general and administration expenses	95,800	95,624	0%	382,389	382,676	(0)%
Acquisition-related costs	25	54	(54)%	777	5,093	(85)%
Depreciation and amortization expenses	18,582	17,163	8%	70,501	66,614	6%
Gain on disposition of property, plant and equipment	(36)	(1,773)	(98)%	(1,107)	(2,731)	(59)%
Foreign exchange loss (gain)	(4,055)	(243)	1569%	(2,937)	(212)	1285%
Total operating expenses	260,710	299,645	(13)%	1,095,439	984,837	11%
Operating income	71,484	56,327	27%	223,202	185,189	21%
Interest expense	(10,254)	(11,807)	(13)%	(41,277)	(44,527)	(7)%
Other, net	3,158	2,855	11%	8,838	11,850	(25)%
Income before income taxes	64,388	47,375	36%	190,763	152,512	25%
Income tax expense	12,823	11,915	8%	41,623	31,006	34%
Net income	$51,565	$35,460	45%	$149,140	$121,506	23%
Net income (loss) attributable to:
Stockholders	$51,573	$35,486	45%	$149,039	$121,479	23%
Non-controlling interests	(8)	(26)	(69)%	101	27	274%
	$51,565	$35,460	45%	$149,140	$121,506	23%
Earnings per share attributable to stockholders:
Basic	$0.47	$0.33	42%	$1.37	$1.12	22%
Diluted	$0.47	$0.32	47%	$1.36	$1.11	23%
Weighted average number of share outstanding:
Basic	108,609,481	108,649,637	(0)%	108,519,739	108,063,349	0%
Diluted	110,194,557	109,983,224	0%	109,759,123	109,388,236	0%

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Consolidated Balance Sheets

(Expressed in thousands of United States dollars, except share data)

(Unaudited)

As at December 31,	2019	2018
Assets
Cash and cash equivalents	$359,671	$237,744
Restricted cash	60,585	67,823
Trade and other receivables	137,402	129,257
Inventory	64,956	113,294
Other current assets	50,160	49,055
Income taxes receivable	6,810	6,365
Total current assets	679,584	603,538

Property, plant and equipment	484,482	486,599
Other non-current assets	145,679	29,395
Intangible assets	233,380	245,622
Goodwill	672,310	671,594
Deferred tax assets	13,995	15,648
Total assets	$2,229,430	$2,052,396

Liabilities and Equity
Auction proceeds payable	$276,188	$203,503
Trade and other payables	194,279	201,255
Income taxes payable	7,809	2,312
Short-term debt	4,705	19,896
Current portion of long-term debt	18,277	13,126
Total current liabilities	501,258	440,092

Long-term debt	627,204	698,172
Other non-current liabilities	151,238	41,980
Deferred tax liabilities	42,743	35,519
Total liabilities	1,322,443	1,215,763

Commitments
Contingencies
Contingently redeemable performance share units	-	923
Stockholders' equity:
Share capital:
Common stock; no par value, unlimited shares authorized, issued and outstanding shares: 109,337,781 (December 31, 2018: 108,682,030)	194,771	181,780
Additional paid-in capital	52,110	56,885
Retained earnings	714,051	648,255
Accumulated other comprehensive loss	(59,099)	(56,277)
Stockholders' equity	901,833	830,643
Non-controlling interest	5,154	5,067
Total stockholders' equity	906,987	835,710
Total liabilities and equity	$2,229,430	$2,052,396

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Consolidated Statements of Cash Flows

(Expressed in thousands of United States dollars)

(Unaudited)

Year ended December 31,	2019	2018	2017
Cash provided by (used in):
Operating activities:
Net income	$149,140	$121,506	$75,306
Adjustments for items not affecting cash:
Depreciation and amortization expenses	70,501	66,614	52,694
Impairment loss	-	-	8,911
Stock option compensation expense	4,697	8,252	13,700
Equity-classified share units expense	8,047	11,256	3,529
Deferred income tax expense (recovery)	8,826	6,239	(17,268)
Unrealized foreign exchange (gain) loss	(3,058)	951	254
Gain on disposition of property, plant and equipment	(1,107)	(2,731)	(1,656)
Amortization of debt issuance costs	4,086	4,995	3,056
Gain on disposition of equity investment	-	(4,935)	-
Amoritzation of right-of-use assets	12,280	-	-
Other, net	2,779	(2,317)	(1,237)
Net changes in operating assets and liabilities	76,602	(65,550)	10,279
Net cash provided by operating activities	332,793	144,280	147,568
Investing activities:
Acquisition of IronPlanet, net of cash acquired	-	-	(675,851)
Property, plant and equipment additions	(13,589)	(16,860)	(10,812)
Intangible asset additions	(27,415)	(26,152)	(28,584)
Proceeds on disposition of property, plant and equipment	5,929	10,586	4,985
Proceeds on disposal of equity investment	-	6,147	-
Other, net	(982)	(4,674)	(692)
Net cash used in investing activities	(36,057)	(30,953)	(710,954)
Financing activities:
Share repurchase	(42,012)	-	-
Dividends paid to stockholders	(82,535)	(75,678)	(72,785)
Dividends paid to NCI	-	-	(41)
Issuances of share capital	41,094	28,524	9,936
Payment of withholding taxes on issuance of shares	(5,260)	(3,901)	-
Proceeds from short-term debt	13,169	19,715	6,971
Repayment of short-term debt	(28,684)	(6,628)	(24,479)
Proceeds from long-term debt	-	-	325,000
Repayment of long-term debt	(76,282)	(91,013)	(108,985)
Debt issue costs	-	-	(12,624)
Repayment of finance lease obligations	(6,708)	(3,950)	(2,322)
Other, net	-	(1,176)	(1,408)
Net cash provided by (used in) financing activities	(187,218)	(134,107)	119,263
Effect of changes in foreign currency rates on cash, cash equivalents, and restricted cash	5,171	(4,769)	17,150
Increase (decrease)	114,689	(25,549)	(426,973)
Beginning of period	305,567	331,116	758,089
Cash, cash equivalents, and restricted cash, end of period	$420,256	$305,567	$331,116

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Selected Data

(Unaudited)

Live industrial auction data

	Three months ended December 31			Year ended December 31,
			% Change			% Change
	2019	2018	2019 over 2018	2019	2018	2019 over 2018
Number of auctions	54	53	2%	194	183	6%
Bidder registrations	223,800	171,500	30%	732,550	555,000	32%
Consignors	15,850	14,900	6%	58,850	53,950	9%
Buyers	44,350	38,500	15%	153,400	135,250	13%
Lots	117,650	103,500	14%	422,800	377,000	12%

Non-GAAP Measures

This news release references to non-GAAP measures. Non-GAAP measures do not have a standardized meaning and are, therefore, unlikely to be comparable to similar measures presented by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with generally accepted accounting principles.

Adjusted Net Income Attributable to Stockholders* and Diluted Adjusted EPS Attributable to Stockholders* Reconciliation

The Company believes that adjusted net income attributable to stockholders* provides useful information about the growth or decline of the net income attributable to stockholders for the relevant financial period and eliminates the financial impact of adjusting items the Company does not consider to be part of the normal operating results. Diluted Adjusted EPS attributable to stockholders* eliminates the financial impact of adjusting items which are after-tax effects of significant non-recurring items that the Company does not consider to be part of the normal operating results, such as acquisition-related costs, management reorganization costs, and certain other items, which the Company refers to as ‘adjusting items’.

The following table reconciles adjusted net income attributable to stockholders* and diluted adjusted EPS attributable to stockholders* to net income attributable to stockholders and diluted EPS attributable to stockholders, which are the most directly comparable GAAP measures in the consolidated income statements.

(in U.S. $000's, except share and per share data)	Three months ended December 31			Year ended December 31,
			% Change			% Change
	2019	2018	2019 over 2018	2019	2018	2019 over 2018
Net income attributable to stockholders	$51,573	$35,486	45%	$149,039	$121,479	23%
Pre-tax adjusting items:
Share-based payment expense recovery	(4,078)	-	-100%	(4,078)	-	-100%
Deferred income tax effect of adjusting items:
Share-based payment expense recovery	688	-	100%	688	-	100%
Adjusted net income attributable to stockholders*	$48,183	$35,486	36%	$145,649	$117,669	24%
Weighted average number of dilutive shares outstanding	110,194,557	109,983,224	0%	109,759,123	109,388,236	0%
Diluted earnings per share attributable to stockholders	$0.47	$0.32	47%	$1.36	$1.11	23%
Diluted adjusted EPS attributable to stockholders*	$0.44	$0.32	38%	$1.33	$1.08	23%

(1) Please refer to page 11 for a summary of adjusting items for the three month and year ended Decembre 31, 2019, and 2018.

(2) Adjusted net income attributable to stockholders* represents net income attributable to stockholders excluding the effects of adjusting items.

(3) Diluted adjusted EPS attributable to stockholders* is calculated by dividing adjusted net income attributable to stockholders*, net of the effect of dilutive securities, by the weighted average number of dilutive shares outstanding.

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Adjusted Net Debt* and Adjusted Net Debt/Adjusted EBITDA* Reconciliation

The Company believes that comparing adjusted net debt/adjusted EBITDA* on a trailing 12-month basis for different financial periods provides useful information about the performance of the Company’s operations as an indicator of the amount of time it would take the Company to settle both the short and long-term debt. The Company does not consider this to be a measure of liquidity, which is the ability to settle only short-term obligations, but rather a measure of how well the Company funds liquidity.

The following table reconciles adjusted net debt* to debt, adjusted EBITDA* to net income, and adjusted net debt*/adjusted EBITDA* to debt/ net income, respectively, which are the most directly comparable GAAP measures in, or calculated from, our consolidated financial statements.

(in U.S. $ millions)	Year ended December 31,
					% Change
	2019		2018		2019 over 2018
Short-term debt	$4.7		$19.9		-76%
Long-term debt	645.5		711.3		-9%
Debt	650.2		731.2		-11%
Less: cash and cash equivalents	(359.7)		(237.7)		51%
Adjusted net debt*	290.5		493.5		-41%
Net income	$149.1		$121.5		23%
Add: depreciation and amortization expenses	70.5		66.6		6%
Add: interest expense	41.3		44.5		-7%
Less: interest income	(3.8)		(2.9)		31%
Add: income tax expense	41.6		31.0		34%
Pre-tax adjusting items:
Share-based payment expense recovery	(4.1)		-		-100%
Severance and retention	-		1.5		-100%
Gain on sale of equity accounted for investment	-		(4.9)		100%
Adjusted EBITDA*	$294.6		$257.3		14%
Debt/net income	4.4	x	6	x	(16)%
Adjusted net debt*/adjusted EBITDA*	1	x	1.9	x	(36)%

(1)	Please refer to page 11 for a summary of adjusting items for the year ended December 31, 2019, and 2018.
(2)	Adjusted EBITDA* is calculated by adding back depreciation and amortization expenses, interest expense, and income tax expense, and subtracting interest income from net income excluding the pre-tax effects of adjusting items.
(3)	Adjusted net debt* is calculated by subtracting cash and cash equivalents from short and long-term debt.
(4)	Adjusted net debt*/adjusted EBITDA* is calculated by dividing adjusted net debt* by adjusted EBITDA*.

Operating Free Cash Flow* (“OFCF”) Reconciliation

The Company believes OFCF*, when compared on a trailing 12-month basis to different financial periods provides an effective measure of the cash generated by the business and provides useful information regarding cash flows remaining for discretionary return to stockholders, mergers and acquisitions, or debt reduction. The balance sheet scorecard includes OFCF* as a performance metric. OFCF* is also an element of the performance criteria for certain annual short-term and long-term incentive awards.

The following table reconciles OFCF* to cash provided by operating activities, which is the most directly comparable GAAP measure in, or calculated from, the consolidated statements of cash flows:

(in U.S. $ millions)	Year ended December 31, 2019
			% Change
	2019	2018	2019 over 2018
Cash provided by operating activities	$332.8	$144.3	131%
Property, plant and equipment additions	13.6	16.9	-20%
Intangible asset additions	27.4	26.1	5%
Proceeds on disposition of property plant and equipment	(5.9)	(10.6)	-44%
Net capital spending	$35.1	$32.4	8%
OFCF*	$297.7	$111.9	166%

(1)	OFCF* is calculated by subtracting net capital spending from cash provided by operating activities.

Ritchie Bros.	10

Adjusting items for the year ended December 31, 2019:

Recognized in the fourth quarter of 2019

•	$4.1 million ($3.4 million after tax, or $0.03 per diluted share) in share-based payment expense recovery related to the departure of our former CEO.

Recognized in the third quarter of 2019

•	There were no adjustment items recognized in the third quarter of 2019.

Recognized in the second quarter of 2019

•	There were no adjustment items recognized in the second quarter of 2019.

Recognized in the first quarter of 2019

•	There were no adjustment items recognized in the first quarter of 2019.

Adjusting items for the year ended December 31, 2018:

Recognized in the fourth quarter of 2018

•	There were no adjustment items recognized in the fourth quarter of 2018.

Recognized in the third quarter of 2018

•	$1.5 million ($1.1 million after tax, or $0.01 per diluted share) of severance and retention costs in a corporate reorganization that followed the IronPlanet acquisition;
•	$4.9 million ($4.9 million after tax, or $0.04 per diluted share) due to gain on sale of an equity accounted for investment.

Recognized in the second quarter of 2018

•	There were no adjustment items recognized in the second quarter of 2018.

Recognized in the first quarter of 2018

•	There were no adjustment items recognized in the first quarter of 2018.

For further information, please contact:

Zaheed Mawani

Vice President, Investor Relations

Phone: 1.778.331.5219

Email: zmawani@rbauction.com

Ritchie Bros.	11